Exhibit 99.1

Avenue Financial Holdings, Inc. Announces Record Fourth Quarter and 2015 Results

Earnings Jump 40% to $0.21 Per Share in Fourth Quarter

Total Loans Rise 20% to a Record $865.2 Million

NASHVILLE, Tenn.--(BUSINESS WIRE)--January 28, 2016--Avenue Financial Holdings, Inc. (NASDAQ: AVNU) (“Avenue Financial” or “the Company”) announced record results for the fourth quarter and year ended December 31, 2015. Net income available to common stockholders rose 71.4% to $2.1 million in the fourth quarter of 2015 compared with $1.2 million in the fourth quarter of 2014. Net income per diluted share available to common stockholders rose 40.0% to $0.21 in the fourth quarter of 2015 compared with $0.15 in the fourth quarter of 2014. For the full year, fiscal 2015 net income increased 27.9% to $6.9 million, or $0.69 per diluted share, compared with $5.4 million, or $0.64 per diluted share, in fiscal 2014.

Total loans, including loans held for sale, rose 20.0% to a record $865.2 million in 2015 compared with $721.1 million in 2014. Total deposits increased 20.7% to a record $969.6 million in 2015 compared with total deposits of $803.2 million in 2014. Demand deposits rose 42.6% to $322.6 million in 2015 and accounted for 33.3% of total deposits, up from 28.2% in 2014. Total assets grew 16.4% to a record $1.2 billion in 2015 compared with $998.4 million in 2014.

Balance Sheet Growth

	($ millions)
	Q4 2015	Q3 2015	Quarterly % Change	Q4 2014	Annual % Change
Total Assets	$1,162.3	$1,108.2	4.9%	$998.4	16.4%
Loans held for investment	$845.8	$812.0	4.2%	$693.9	21.9%
Loans held for sale	$19.4	$18.4	5.7%	$27.2	-28.6%
Total loans	$865.2	$830.4	4.2%	$721.1	20.0%
Cash surrender value of company owned life insurance	$25.7	$25.6	0.7%	$20.0	28.5%
Total Deposits	$969.6	$900.8	7.6%	$803.2	20.7%
Demand Deposits	$322.6	$286.4	12.6%	$226.3	42.6%

  Total assets increased $54.1 million, or 4.9%, to $1.16 billion at December 31, 2015, rising from $1.11 billion at September 30, 2015; and up $163.9 million, or 16.4%, compared with $998.4 million at December 31, 2014. The growth in assets was due primarily to higher loans compared with prior quarters.
  Loans held for investment increased $33.8 million, or 4.2%, to a record $845.8 million at December 31, 2015 compared with $812.0 million at September 30, 2015; and were up $151.9 million from $693.9 million at December 31, 2014, for a year-over-year growth rate of 21.9%. Mortgage loans held-for-sale were $19.4 million compared with $18.4 million at September 30, 2015, and $27.2 million at December 30, 2014.
  Cash surrender value of company owned life insurance rose to $25.7 million at December 31, 2015, up from $25.6 million at September 30, 2015 and $20.0 million at December 31, 2014.
  Deposits rose to $969.6 million at December 31, 2015, an increase of $68.8 million, or 7.6%, compared with $900.8 million at September 30, 2015. Deposits grew $166.4 million, or 20.7%, compared with $803.2 million at December 31, 2014. Demand deposits rose $96.3 million, or 42.6%, to $322.6 million at December 31, 2015 compared with $226.3 million at December 31, 2014. For the fourth quarter of 2015, demand deposits represented 33.3% of average deposits compared with 28.2% for the fourth quarter of 2014.

Revenue Growth and Profitability

	($ millions, except EPS)
	Q4 2015	Q3 2015	Quarterly % Change		Q4 2014	Annual % Change
Net income available to common stockholders	$2.13	$1.79	18.9%		$1.24	71.4%
Fully diluted EPS	$0.21	$0.18	16.7%		$0.15	40.0%
Net interest income	$8.81	$8.50	3.6%		7.56	16.6%
Net interest margin	3.32%	3.30%	+2	BP	3.35%	-3	BP
Non-interest income	$1.70	$1.75	-2.9%		$1.06	60.5%
Provision for loan losses	$0.41	$0.61	-33.8%		$0.46	-10.9%
Non-interest expense	$7.10	$7.00	1.4%		$6.30	12.8%

  For the fourth quarter of 2015, net income available to common stockholders rose 18.9% to $2.13 million compared with $1.79 million for the third quarter of 2015, and was up 71.4% from $1.24 million at December 31, 2014. The increase was attributable primarily to growth in loan volume that benefited net interest income, higher loan sales, including SBA loans that boosted non-interest income, and a decrease in our provision for loan losses that reflected our improved asset quality. Diluted net income per share rose 16.7% to $0.21 in the fourth quarter of 2015 from $0.18 in the third quarter of 2015, and jumped 40.0% from $0.15 per share the fourth quarter of 2014. Average shares outstanding rose 20.1% to 10.2 million at December 31, 2015 compared with 8.5 million at December 31, 2014 attributable to Avenue Financial’s initial public stock offering in February 2015.
  Net interest income increased 16.6% to $8.8 million for the fourth quarter of 2015, compared with $7.6 million for the fourth quarter of 2014 and was attributable primarily to growth in loans, offset partially by higher interest costs associated with $20.0 million in subordinated debt issued in December 2014.
  Growth in average non-interest bearing demand deposits over the past quarter contributed to the 2 basis point increase in the tax equivalent net interest margin which rose from 3.30% in the third quarter of 2015 to 3.32% in the fourth quarter of 2015. Net interest margin was down 3 basis points from 3.35% in the fourth quarter of 2014, primarily due the cost of the subordinated debt issued in December 2014, partially offset by an increase in the yield on investment securities.
  Non-interest income rose 60.5% to $1.7 million in the fourth quarter of 2015 compared with $1.1 million in the fourth quarter of 2014. The growth in non-interest income benefited from a 32.7% increase in customer service fees to $662.5 thousand, a 41.1% increase in cash surrender value of life insurance to $186.5 thousand and was offset partially by a 17.9% decrease in mortgage banking fees to $338.6 thousand. Growth in non-interest income also benefited from gains on loan sales and securities. Net gains on mortgage loan sales rose to $256.8 thousand compared with no sales in the fourth quarter of 2014. Net gains on SBA loan sales rose to $230.7 thousand in the fourth quarter of 2015 compared with $14.3 thousand in the fourth quarter of 2014. Net gain on sale of securities totaled $24.0 thousand in the fourth quarter of 2015 with no comparable securities gains in the fourth quarter of 2014.
  The provision for loan losses was $406.5 thousand for the fourth quarter of 2015, compared with $456.1 thousand for the fourth quarter of 2014.
  Non-interest expense for the fourth quarter of 2015 increased $101.0 thousand, or 1.4%, to $7.1 million from $7.0 million for the third quarter of 2015, and increased $808.0 thousand from the fourth quarter of 2014. The increase since last year was due primarily to higher compensation costs related to growth in employee headcount, merit increases, and higher legal, accounting and insurance related to public company expenses.

Asset Quality

	($ millions)
	Q4 2015	Q3 2015	Quarterly % Change		Q4 2014	Annual % Change
Non-performing assets	$1.058	$1.310	-19.2%		$4,071	-74.0%
Non-accruing loans	$0.550	$0.318	73.0%		$0.695	-20.9%
Ratio of non-performing assets to total assets	0.09%	0.12%	-3	BP	0.41%	-32	BP
Other real estate owned	$0.508	$0.992	-48.8%		$3.376	-85.0%
Net loan charge-offs (recoveries)	($0.023)	$0.293	N/M	%	$0.345	N/M	%
Allowance for loan losses	$10.06	$9.63	4.5%		$8.52	18.1%

  Asset quality improved in the fourth quarter compared with the third quarter of 2015 and fourth quarter of 2014 as measured by reductions in non-performing loans to total loans and other real estate owned. Total non-performing assets declined 19.2% to $1.1 million and total other real estate owned declined 48.8% to $508.0 thousand at December 31, 2015 compared with September 30, 2015, and was offset partially by an increase in nonaccruing loans. Our ratio of non-performing assets (nonaccruing loans plus other real estate owned and loans 90 days past due and still accruing) to total assets decreased to 0.09% at December 31, 2015, compared with 0.12% at September 30, 2015, and 0.41% at December 31, 2014 due primarily to a decrease in other real estate owned and growth in total assets. Troubled-debt restructurings totaled $423.7 thousand at December 31, 2015.
  Net loan recoveries for the fourth quarter of 2015 were $23 thousand compared with net loan charge-offs of $293 thousand, or 0.15% of average loans, for the quarter ended September 30, 2015, and $345 thousand, or 0.20% of average loans, for the quarter ended December 31, 2014. There were no past due loans still accruing greater than 90 days at December 31, 2015.
  The allowance for loan losses was $10.1 million, or 1.19% of loans, at December 31, 2015, compared with $9.6 million, or 1.19% of loans, at September 30, 2015 and $8.5 million, or 1.23% of loans, at December 31, 2014. The decrease in the allowance percentage to loans since last year was due primarily to the resolution of certain problem credits and a lower historical loss ratio offset somewhat by growth in the loan portfolio since last year.

About Avenue Financial Holdings, Inc.

Avenue Financial Holdings, Inc., headquartered in Nashville, Tennessee, was formed as a single-bank holding company in 2006 and operates primarily through its subsidiary, Avenue Bank. The Company’s operations are concentrated in the Nashville MSA, with the vision of building Nashville’s signature bank and serving clients who value creativity, expertise, and an exceptional level of personal service. Avenue Bank embodies Nashville’s creative spirit - redefining how clients experience banking through a unique “Concierge Banking” model. The bank provides a wide range of business and personal banking services, including mortgage loans, with a special emphasis on Commercial, Private Client, Healthcare, and Music & Entertainment banking. The Company serves clients through five locations (a corporate headquarters and four retail branches), a limited deposit courier service (mobile branch) for select commercial clients, and mobile and online banking services. The Company’s stock is traded on the NASDAQ Global Select Market under the ticker symbol “AVNU.”

Forward-Looking Statements

Certain statements in this press release contain forward-looking statements within the meaning of the federal securities laws. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would,” and “outlook,” or the negative version of those words or other comparable words of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements.

You should not place undue reliance on any forward-looking statement. There are or will be important factors that could cause our actual results to differ materially from those indicated in these forward-looking statements, including, but are not limited to, the following: market and economic conditions (including interest rate environment, levels of public offerings, mergers and acquisitions, or M&A, and venture capital financing activities) and the associated impact on us; changes in management personnel; deterioration of our asset quality; our overall management of interest rate risk, including managing the sensitivity of our interest-earning assets and interest-bearing liabilities to interest rates, and the impact to earnings from a change in interest rates; our ability to execute our strategy and to achieve organic loan and deposit growth; the adequacy of reserves (including allowance for loan and lease losses) and the appropriateness of our methodology for calculating such reserves; volatility and direction of market interest rates; the sufficiency of our capital, including sources of capital (such as funds generated through retained earnings) and the extent to which capital may be used or required; our overall investment plans, strategies and activities, including our investment of excess cash/liquidity; operational, liquidity and credit risks associated with our business; increased competition in the financial services industry, nationally, regionally or locally, which may adversely affect pricing and terms; the level of client investment fees and associated margins; changes in the regulatory environment; changes in trade, monetary and fiscal policies and laws; governmental legislation and regulation, including changes in accounting regulation or standards, the nature and timing of the adoption and effectiveness of new requirements under the Dodd-Frank Act, Basel guidelines, capital requirements and other applicable laws and regulations; changes in interpretation of existing law and regulation; further government intervention in the U.S. financial system; and other factors that are discussed under the heading “Risk Factors” in our filings with the Securities and Exchange Commission.

The foregoing factors should not be construed as exhaustive and should be read in conjunction with other cautionary statements that are included in the Company’s Form 10-K and subsequent periodic reports filed with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which it is made, and we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New factors emerge from time to time, and it is not possible for us to predict which will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statement.

AVENUE FINANCIAL HOLDINGS, INC. AND SUBSIDIARY
Consolidated Balance Sheets
(unaudited)

	December 31,	September 30,	December 31,
	2015	2015	2014
	(unaudited)
Assets
Cash and due from banks	$34,479,163	21,308,316	17,765,493
Federal funds sold	675,000	2,333,803	-
Cash and cash equivalents	35,154,163	23,642,119	17,765,493
Interest-bearing time deposits in banks	216,013	215,610	210,754
Securities available-for-sale, at fair value	209,574,110	210,010,981	220,461,939
Securities held-to-maturity (fair value of $11,964,147, $4,938,566, and $2,837,721 as of December 31, 2015, September 30, 2015 and December 31, 2014, respectively)	11,936,527	4,862,285	2,716,908
Mortgage loans held-for-sale	19,441,239	18,389,280	27,237,457
Loans, net of deferred fees	845,820,504	812,059,281	693,907,951
Less allowance for loan losses	(10,060,695)	(9,631,617)	(8,517,744)
Net loans	835,759,809	802,427,664	685,390,207
Accrued interest receivable	2,778,198	2,647,542	2,389,997
Federal Home Loan Bank stock, at cost	3,320,400	3,320,400	2,924,400
Premises and equipment, net	4,771,889	3,310,784	3,280,186
Other real estate owned	507,901	992,001	3,375,811
Deferred tax assets	8,770,647	7,994,832	7,377,355
Cash surrender value of company owned life insurance	25,740,020	25,553,529	20,035,752
Goodwill	2,966,063	2,966,063	2,966,063
Other assets	1,380,338	1,878,003	2,234,676
Total assets	$1,162,317,317	1,108,211,093	998,366,998
Liabilities and Stockholders’ Equity
Liabilities:
Deposits:
Noninterest-bearing demand deposits	$245,338,335	226,049,032	170,647,052
Interest-bearing demand deposits	77,270,570	60,386,697	55,652,417
Savings and money market accounts	520,341,671	451,836,452	415,779,182
Time	126,652,444	162,487,542	161,092,912
Total deposits	969,603,020	900,759,723	803,171,563
Accrued interest payable	521,271	544,094	169,913
Federal funds purchased	-	-	4,485,093
Federal Home Loan Bank advances	68,000,000	85,300,000	70,300,000
Subordinated debt	19,616,869	19,606,227	19,577,295
Other liabilities	9,756,766	8,675,930	9,047,027
Total liabilities	1,067,497,926	1,014,885,974	906,750,891
Commitments and Contingent Liabilities
Stockholders’ equity:
Preferred Stock, no par value; 10,000,000 shares authorized, Series C, senior noncumulative perpetual preferred stock; 0, 0 and 18,950 issued and outstanding at December 31, 2015, September 30, 2015 and December 31, 2014, respectively	-	-	18,950,000
Common Stock, no par value. Authorized 100,000,000 shares: issued and outstanding 10,306,055, 10,300,172 and 8,636,682 shares at December 31, 2015, September 30, 2015 and December 31, 2014, respectively	90,884,381	90,105,473	75,407,157
Additional paid-in-capital	1,209,023	1,742,083	1,325,445
Accumulated profit (deficit)	5,356,589	3,223,301	(1,581,649)
Accumulated other comprehensive loss	(2,630,602)	(1,745,738)	(2,484,846)
Total stockholders’ equity	94,819,391	93,325,119	91,616,107
Total liabilities and stockholders’ equity	$1,162,317,317	1,108,211,093	998,366,998

This information is preliminary and based on company data available at the time of the presentation.

AVENUE FINANCIAL HOLDINGS, INC. AND SUBSIDIARY
Consolidated Statements of Income
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
Interest and dividend income:
Loans, including fees	$8,960,822	7,354,666	33,509,329	28,180,810
Taxable securities	937,339	918,665	3,676,641	3,861,085
Tax-exempt securities	301,880	191,731	1,005,948	861,048
Federal Funds sold and other	34,210	32,704	128,745	120,317
Total interest and dividend income	10,234,251	8,497,766	38,320,663	33,023,260
Interest expense:
Deposits	932,155	782,191	3,322,156	3,107,846
Subordinated debt	348,143	11,250	1,392,570	11,250
Other borrowings	142,393	144,565	637,894	649,568
Total interest expense	1,422,691	938,006	5,352,620	3,768,664
Net interest income	8,811,560	7,559,760	32,968,043	29,254,596
Provision for loan losses	406,452	456,059	2,028,789	1,642,975
Net interest income after provision for loan losses	8,405,108	7,103,701	30,939,254	27,611,621
Noninterest income:
Customer service fees	662,451	499,279	2,797,839	2,313,085
Mortgage banking income from sales, net of commissions	338,578	412,541	1,464,509	979,169
Increase in cash surrender value of life insurance	186,491	132,159	704,267	494,365
Net gain on sales of bulk mortgage loans	256,781	-	1,123,165	409,896
Net gain of sale of Small Business Administration loans	230,675	14,294	230,675	456,083
Net gain on sale of available-for-sale securities	24,034	-	258,482	11,917
Total noninterest income	1,699,010	1,058,273	6,578,937	4,664,515
Noninterest expenses:
Salaries and employee benefits	4,210,704	3,558,696	16,243,812	13,958,072
Equipment and occupancy	795,949	807,598	3,268,171	3,391,050
Data processing	400,189	378,727	1,619,099	1,418,035
Advertising, promotion, and public relations	210,303	195,325	757,717	640,058
Legal and accounting	313,823	232,954	1,457,756	888,172
FDIC insurance and other regulatory assessments	195,568	186,953	809,071	740,860
Other real estate expense (income)	15,360	(2,407)	(14,544)	(21,362)
Other expenses	962,893	939,346	3,265,388	3,111,098
Total noninterest expenses	7,104,789	6,297,192	27,406,470	24,125,983
Income before taxes	2,999,329	1,864,782	10,111,721	8,150,153
Income tax expense	866,040	572,639	3,141,373	2,537,606
Net income	2,133,289	1,292,143	6,970,348	5,612,547
Preferred stock dividends	-	(47,375)	(32,110)	(189,500)
Net income available to common stockholders	$2,133,289	1,244,768	6,938,238	5,423,047

Per share information:
Basic net income per common share available to common stockholders	$0.21	0.15	0.70	0.64
Diluted net income per common share available to common stockholders	$0.21	0.15	0.69	0.64
Weighted average common shares outstanding:
Basic	10,095,077	8,487,515	9,891,993	8,485,780
Diluted	10,257,393	8,540,856	10,026,947	8,539,121

This information is preliminary and based on company data available at the time of the presentation.

AVENUE FINANCIAL HOLDINGS, INC. AND SUBSIDIARY
SELECTED QUARTERLY FINANCIAL DATA
(unaudited)

	At or for the Three Months
	December 31,	September 30,	June 30,	March 31,	December 31,	September 30,
	2015	2015	2015	2015	2014	2014
	(Dollars in thousands, except employee data)
SELECTED INCOME STATEMENT DATA
Interest income	$10,234	$9,869	$9,383	$8,835	$8,498	$8,468
Interest expense	1,423	1,365	1,296	1,269	938	935
Net interest income	8,811	8,504	8,087	7,566	7,560	7,533
Provision (credit) for loan losses	406	614	855	154	456	(222)
Net interest income after provision (credit) for loan losses	8,405	7,890	7,232	7,412	7,104	7,755
Non-interest income	1,699	1,749	1,875	1,256	1,059	1,904
Non-interest expense	7,105	7,004	6,824	6,474	6,297	6,122
Income tax expense	866	841	698	736	573	1,122
Net income	2,133	1,794	1,585	1,458	1,293	2,415
Dividends on preferred shares	-	-	-	(32)	(48)	(47)
Net income available to common stockholders	$2,133	$1,794	$1,585	$1,426	$1,245	$2,368

PER COMMON SHARE DATA:
Basic earnings per share	$0.21	$0.18	$0.16	$0.15	$0.15	$0.28
Diluted earnings per share	$0.21	$0.18	$0.16	$0.15	0.15	0.28
Book value per common share	9.20	9.06	8.74	8.79	8.41	8.18
Tangible book value per common share (1)	8.91	8.77	8.45	8.50	8.07	7.84
Basic weighted average common shares	10,095,077	10,078,172	10,064,840	9,319,312	8,487,515	8,487,516
Diluted weighted average common shares	10,257,393	10,197,416	10,161,167	9,656,971	8,540,856	8,528,926
Common shares outstanding at period end	10,306,055	10,300,172	10,256,340	10,227,340	8,636,682	8,633,588

SELECTED BALANCE SHEET DATA
Total assets	$1,162,317	$1,108,211	$1,075,978	$1,036,544	$998,367	$973,371
Residential real estate - Mortgage	123,478	128,526	120,208	103,728	110,929	122,128
Residential real estate - Multi-family	10,048	9,259	10,399	13,480	11,310	20,960
Commercial and industrial	312,382	285,381	272,783	247,722	235,911	181,688
Commercial real estate	282,698	297,385	284,653	289,404	271,001	268,907
Construction and land development	105,886	81,580	78,473	54,515	58,843	55,174
Consumer	11,796	10,126	7,052	7,319	5,915	4,221
Other, including deferred fees	(467)	(197)	(127)	85	(1)	157
Total loans, net of deferred fees	845,821	812,060	773,441	716,253	693,908	653,235
Allowance for loan losses	(10,061)	(9,632)	(9,312)	(8,669)	(8,518)	(8,407)
Securities available for sale	209,574	210,011	213,096	218,118	220,462	211,500
Mortgage loans held for sale	19,441	18,389	26,363	33,484	27,237	5,036
Goodwill and other intangible assets	2,966	2,966	2,966	2,966	2,966	2,966
Demand deposits	245,338	226,049	208,416	200,316	170,647	186,209
Interest checking accounts	77,271	60,387	61,924	60,135	55,653	52,673
Savings accounts	17,426	15,668	15,146	15,197	11,919	10,613
Money market accounts	274,352	264,160	241,182	227,999	240,646	263,947
Reciprocal ICS Money Market	228,564	172,009	155,844	155,572	163,214	147,870
CDs	71,538	70,748	74,516	70,064	82,012	82,075
Reciprocal CDARs	45,202	46,880	49,967	51,602	44,081	41,662
Brokered CDs	9,912	44,859	44,496	35,000	35,000	35,832
Total Deposits	969,603	900,760	851,491	815,885	803,172	820,881
Advances from FHLB/FRB	68,000	85,300	105,300	99,300	70,300	55,000
Subordinated debt	19,617	19,606	19,596	19,585	19,577	-
Preferred stock	-	-	-	-	18,950	18,950
Tangible common stockholders’ equity (1)	91,853	90,359	86,725	86,967	69,700	67,699
Total stockholders’ equity	94,819	93,325	89,691	89,933	91,616	89,615
Average total assets	1,132,869	1,097,049	1,055,912	1,014,663	976,497	952,248
Average common stockholders’ equity	94,338	91,355	90,298	94,659	72,447	69,902
Full time employees	145	141	145	132	134	130

SELECTED PERFORMANCE RATIOS
Return on average assets (2) (5)	0.75%	0.65%	0.60%	0.57%	0.51%	0.99%
Return on average common stockholders’ equity (2) (5)	8.97	7.79	7.04	6.11	6.82	13.44
Net interest margin (fully tax equivalent) (2)	3.32	3.30	3.29	3.23	3.35	3.36
Efficiency ratio (1) (3)	67.76	68.44	70.01	73.38	73.06	64.87

This information is preliminary and based on company data available at the time of the presentation.

AVENUE FINANCIAL HOLDINGS, INC. AND SUBSIDIARY
SELECTED QUARTERLY FINANCIAL DATA
(unaudited)
		At or for the Three Months
		December 31,	September 30,	June 30,	March 31,	December 31,	September 30,
		2015	2015	2015	2015	2014	2014
		(Dollars in thousands, except per share data)
	SELECTED ASSET QUALITY DATA
	Nonaccruing loans	$550	$318	$776	$854	$695	$889
	Past due loans over 90 days and still accruing interest	-	-	-	-	-	-
	Net loans charge-offs (recoveries)	(23)	294	213	2	345	(5)
	Nonaccruing loans to total loans	0.07%	0.04%	0.10%	0.12%	0.10%	0.14%
	Nonaccruing loans and loans past due 90 days and still accruing to total loans	0.07	0.04	0.10	0.12	0.10	0.14
	Non-performing assets to total assets (4)	0.09	0.12	0.32	0.35	0.41	0.28
	Non-performing assets to loans and OREO	0.12	0.16	0.45	0.51	0.58	0.42
	Allowance for loan losses to total loans	1.19	1.19	1.20	1.21	1.23	1.29
	Allowance for loan losses to nonaccruing loans	1,829.27	3,028.93	1,200.00	1,015.15	1,224.87	945.67
	Net loan charge-offs to average loans (2)	(0.01)	0.15	0.12	-	0.20	-

	CAPITAL RATIOS (Consolidated)
	Tier 1 Leverage ratio (6)	8.23%	8.41%	8.55%	8.73%	9.21%	9.16%
	Tier 1 Risk-based capital ratio (6)	9.35	9.64	9.85	10.38	10.62	11.38
	Total Risk-based capital ratio (6)	12.33	12.75	13.06	13.77	14.00	12.49
	Tangible common stockholders' equity to tangible assets (1)	7.92	8.18	8.08	8.41	7.00	6.98

The information set forth above contains certain financial information determined by methods other than in accordance with GAAP. These non-GAAP financial measures are "tangible book value per common share," "tangible common stockholders' equity," "efficiency ratio," and "tangible common stockholders' equity to tangible assets." Although we believe these non-GAAP financial measures provide a greater understanding of our business, these measures are not necessarily comparable to similar measures that may be presented by other companies.
"Efficiency ratio" is defined as non-interest expenses divided by our operating revenue, which is equal to net interest income plus non-interest income excluding gains and losses on sales of securities. In our judgment, the adjustments made to operating revenue allow investors and analysts to better assess our operating expenses in relation to our core operating revenue by removing the volatility that is associated with certain non-recurring items and other discrete items that are unrelated to our core business.
"Tangible common stockholders' equity" is defined as common stockholders' equity reduced by goodwill. We believe that this measure is important to many investors in the marketplace who are interested in changes from period to period in common stockholders' equity exclusive of changes in intangible assets. Goodwill, an intangible asset that is recorded in a purchase business combination, has the effect of increasing both common stockholders' equity and assets while not increasing our tangible common stockholders' equity or tangible assets.
"Tangible common stockholders' equity to tangible assets" is defined as the ratio of common stockholders' equity reduced by goodwill divided by total assets reduced by goodwill. We believe that this measure is important to many investors in the marketplace who are interested in relative changes from period to period in common stockholders' equity and total assets, each exclusive of changes in intangible assets. Goodwill, an intangible asset that is recorded in a purchase business combination, has the effect of increasing both common stockholders' equity and assets while not increasing our tangible common equity or tangible assets.
"Tangible book value per common share" is defined as tangible common stockholders' equity divided by total common shares outstanding. We believe that this measure is important to many investors in the marketplace who are interested in changes from period to period in book value per common share exclusive of changes in intangible assets. Goodwill, an intangible asset that is recorded in a purchase business combination, has the effect of increasing book value while not increasing our tangible book value.
The information provided below reconciles each non-GAAP measure to its most comparable GAAP measure.

	NON-GAAP FINANCIAL MEASURES
	Efficiency Ratio
	Non-interest expense (numerator)	$7,105	$7,004	$6,824	$6,474	$6,297	$6,122
	Net interest income	8,811	8,504	8,087	7,566	7,560	7,533
	Non-interest income	1,699	1,749	1,875	1,256	1,059	1,904
	Less: gains (losses) on sales of securities	(24)	(19)	(215)	-	-	-
	Adjusted operating revenue (denominator)	10,486	10,234	9,747	8,822	8,619	9,437
	Efficiency Ratio	67.76%	68.44%	70.01%	73.38%	73.06%	64.87%

	Tangible Common Stockholders' Equity and Tangible Common Stockholders' Equity/Tangible Assets
	Common equity	$94,819	$93,325	$89,691	$89,933	$72,666	$70,665
	Less: intangible assets	(2,966)	(2,966)	(2,966)	(2,966)	(2,966)	(2,966)
	Tangible common stockholders' equity	91,853	90,359	86,725	86,967	69,700	67,699
	Total assets	1,162,317	1,108,211	1,075,978	1,036,544	998,367	973,371
	Less: Intangible assets	(2,966)	(2,966)	(2,966)	(2,966)	(2,966)	(2,966)
	Tangible assets	1,159,351	1,105,245	1,073,012	1,033,578	995,401	970,405
	Tangible Common Stockholders' Equity/Tangible Assets	7.92%	8.18%	8.08%	8.41%	7.00%	6.98%

	Tangible Book Value per Common Share
	Book Value Per Common Share	$9.20	$9.06	$8.74	$8.79	$8.41	$8.18
	Less: Effects of intangible assets	(0.29)	(0.29)	(0.29)	(0.29)	(0.34)	(0.34)
	Tangible Book Value per Common Share	8.91	8.77	8.45	8.50	8.07	7.84

(1)	These measures are not measures recognized under generally accepted accounting principles (United States) (“GAAP”), and are therefore considered to be non-GAAP financial measures.
(2)	Data has been annualized.
(3)	Efficiency ratio is total non-interest expense divided by the sum of net interest income and total non-interest income, (excluding securities gains/(losses)) and is not a GAAP measure.
(4)	Non-performing assets are deemed to be loans past due 90 days or more and still accruing, nonaccruing loans and OREO.
(5)

Return on average assets is defined as net income available to common stockholders divided by average total assets; Return on average common stockholders equity is defined by net income available to common stockholders divided by average common stockholders' equity.

(6)	Capital ratios as of December 31, 2015 are estimated.

This information is preliminary and based on company data available at the time of the presentation.

		Average Balance Sheets and Net Interest Analysis
		On a Fully Taxable-Equivalent Basis
		Three Months Ended December 31,
		2015			2014
		Average Balance	Interest Earned / Paid	Average Yield / Rate	Average Balance	Interest Earned / Paid	Average Yield / Rate
		(In thousands, except Average Yields and Rates)
	Assets:
	Interest earning assets:
	Interest-bearing time deposits in banks	$216	0	0.75%	$211	0	0.74%
	Investments (1) (3)	222,028	1,429	2.55	219,524	1,239	2.24
	Federal funds sold	484	0	0.27	4,406	3	0.25
	Loans held-for-sale	15,914	125	3.12	7,198	20	1.11
	Total loans (2)	832,229	8,836	4.21	676,096	7,335	4.30
	Total interest earning assets	1,070,871	10,390	3.85	907,435	8,597	3.76

	Allowance for loan losses	(9,884)			(8,516)
	Non-interest earning assets	71,882			77,578
	Total assets	$1,132,869			$976,497

	Interest bearing liabilities:
	Interest bearing deposits:
	Checking	$67,620	59	0.35%	$52,842	46	0.35%
	Savings	16,500	5	0.11	11,691	3	0.11
	Money market	461,225	521	0.45	408,446	417	0.40
	Time deposits	163,210	347	0.84	158,962	316	0.79
	Federal funds purchased	624	2	1.22	481	1	0.97
	Subordinated debt	19,612	348	7.04	652	11	-
	Other borrowings	73,833	141	0.76	58,068	144	0.99
	Total interest bearing liabilities	802,624	1,423	0.70	691,142	938	0.54

	Non-interest bearing checking	226,716			185,575
	Other liabilities	9,191			8,383
	Stockholders' equity	94,338			91,397
	Total liabilities and stockholders' equity	$1,132,869			$976,497

	Net interest spread			3.15%			3.22%
	Net interest margin			3.32			3.35

(1)	Interest income and yields are presented on a fully taxable equivalent basis using a tax rate of 34%.
(2)	Non-accrual loans are included in average loan balances in all periods. Loan fees of $343,000 and $193,000 are included in interest income in 2015 and 2014, respectively.
(3)	Unrealized gains/(losses) of ($245,000) and ($1,412,000) are excluded from the yield calculation in 2015 and 2014, respectively.

This information is preliminary and based on company data available at the time of the presentation.

		Average Balance Sheets and Net Interest Analysis
		On a Fully Taxable-Equivalent Basis
		Year Ended December 31,
		2015			2014
		Average Balance	Interest Earned / Paid	Average Yield / Rate	Average Balance	Interest Earned / Paid	Average Yield / Rate
		(In thousands, except Average Yields and Rates)
	Assets:
	Interest earning assets:
	Interest-bearing time deposits in banks	$214	2	0.75%	$429	5	1.10%
	Investments (1) (3)	222,202	5,325	2.40	233,308	5,278	2.26
	Federal funds sold	386	1	0.27	1,530	4	0.25
	Loans held-for-sale	28,574	960	3.36	4,801	20	0.42
	Total loans (2)	766,796	32,549	4.24	650,123	28,161	4.33
	Total interest earning assets	1,018,172	38,837	3.81	890,191	33,468	3.76

	Allowance for loan losses	(9,273)			(8,248)
	Non-interest earning assets	66,627			60,690
	Total assets	$1,075,526			$942,633

	Interest bearing liabilities:
	Interest bearing deposits:
	Checking	$62,044	217	0.35%	$50,208	201	0.40%
	Savings	15,121	17	0.11	9,353	12	0.13
	Money market	412,877	1,748	0.42	396,949	1,765	0.44
	Time deposits	163,554	1,340	0.82	147,535	1,130	0.77
	Federal funds purchased	4,930	30	0.61	6,243	42	0.68
	Subordinated debt	19,800	1,393	7.03	-	11	-
	Other borrowings	90,126	608	0.67	68,938	608	0.88
	Total interest bearing liabilities	768,452	5,353	0.70	679,226	3,769	0.55

	Non-interest bearing checking	205,673			167,959
	Other liabilities	8,743			7,367
	Stockholders' equity	92,658			88,081
	Total liabilities and stockholders' equity	$1,075,526			$942,633

	Net interest spread			3.11%			3.21%
	Net interest margin			3.29			3.34

(1)	Interest income and yields are presented on a fully taxable equivalent basis using a tax rate of 34%.
(2)	Non-accrual loans are included in average loan balances in all periods. Loan fees of $1,055,000 and $637,000 are included in interest income in 2015 and 2014, respectively.
(3)	Unrealized gains/(losses) of ($190,000) and ($2,976,000) are excluded from the yield calculation in 2015 and 2014, respectively.

This information is preliminary and based on company data available at the time of the presentation.

CONTACT:
Avenue Financial Holdings, Inc.
Barbara J. Zipperian, 615-736-7786
Chief Financial Officer